Exhibit 99.1

news release

Omnicare Reports Fourth-Quarter and Full-Year 2014 Financial Results; Company Provides Full-Year 2015 Guidance

CINCINNATI, February 25, 2015 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its fourth quarter and full year ended December 31, 2014.

Fourth-Quarter Highlights:

•	Net sales increase of 6.0% to $1.63 billion

•	Adjusted operating income of $158 million; 9.2% increase from comparable prior-year period

•	Adjusted cash earnings per diluted share from continuing operations increased 10.3% to $0.96; GAAP (loss) per diluted share of $(0.09)

•	Cash flows from continuing operations up significantly to $137 million

Full-Year Highlights:

•	Net sales increase of 6.7% to $6.42 billion

•	Adjusted operating income increased 7.8% to $609 million

•	GAAP earnings per diluted share from continuing operations was $1.74 versus $0.78

•	Adjusted cash earnings per diluted share from continuing operations increased 8.5% to $3.72

•	Cash flows from continuing operations of $492 million, including previously disclosed settlement payments of $120 million

“Throughout 2014, we successfully executed our plan to become a more diversified healthcare services company,” said Nitin Sahney, Omnicare's President and Chief Executive Officer. “We are pleased with the success of our initiatives, which enabled us to deliver a strong year with solid financial results. Among our many accomplishments for the year, we recorded revenue growth in our Long-Term Care Group, maintained our double-digit growth in our Specialty Care Group, generated record cash flows before settlement payments, and returned more than 50% of our operating cash flows to shareholders for a third consecutive year. We look forward to maintaining our positive momentum and continuing to deliver value to shareholders in 2015 and beyond."

Fourth-Quarter Results

Financial results from continuing operations for the quarter ended December 31, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $1.63 billion versus $1.54 billion

•	Gross profit was $354 million versus $360 million

•	Adjusted cash earnings per diluted share from continuing operations was $0.96 versus $0.87

•	Adjusted EBITDA from continuing operations was $184 million versus $172 million

Cash flows from continuing operations for the quarter ended December 31, 2014 were $137 million versus $24 million in the comparable prior-year quarter. The year-over-year increase was largely attributable to adjusted earnings growth and improvements in working capital management.

“Our solid fourth quarter results reflect the progress we are making to enhance the effectiveness of our operations while strategically capitalizing on our scale position in two attractive areas within the healthcare sector," said Mr. Sahney. "The fourth quarter marked the fourth consecutive quarter of revenue growth within our Long-Term Care business, and our Specialty Care business continues to deliver strong results as our value proposition is clearly resonating with our biopharma clients. During the period, we also completed a number of key actions such as the finalization of our new sourcing strategy and the implementation of additional operating initiatives, which when combined with the underlying health of our business, position Omnicare for continued shareholder value creation."

Financial Position

Omnicare concluded the fourth quarter of 2014 with no borrowings outstanding on its revolving credit facility and $154 million in cash on its balance sheet.

In the fourth quarter, Omnicare repurchased approximately $75 million of its common stock. As of December 31, 2014, the Company had $265 million of availability under its current share repurchase program.

"During the fourth quarter, we increased our quarterly cash dividend by 10%, marking the fifth consecutive annual increase," said Rocky Kraft, Omnicare's Chief Financial Officer. "We also took steps to realign our capital structure with our long-term growth strategy through debt retirement and new issuances that provide for increased predictability and flexibility in our ongoing efforts to redeploy capital for the benefit of our shareholders."

Full-Year Results

Financial results from continuing operations for the year ended December 31, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $6.42 billion versus $6.01 billion

•	Gross profit was $1.42 billion versus $1.42 billion

•	GAAP earnings per diluted share from continuing operations was $1.74 versus $0.78

•	Adjusted cash earnings per diluted share from continuing operations was $3.72 versus $3.43

•	Adjusted EBITDA from continuing operations was $718 million versus $674 million

Cash flows from continuing operations for the twelve months ended December 31, 2014 were $492 million versus $480 million in the comparable prior period, and included settlement payments of $120 million and $20 million for 2014 and 2013, respectively.

Segment Information

Financial results for the Long-Term Care Group for the fourth quarter ended December 31, 2014 were as follows:

•	Net sales of $1,185 million were 1.4% higher than $1,169 million in the same prior-year period

•	Adjusted operating income of $151 million decreased (5.7)% from $160 million in the same prior-year period

Financial results for the Specialty Care Group for the fourth quarter ended December 31, 2014 were as follows:

•	Net sales of $443 million were 20.7% higher than $367 million in the same prior-year period

•	Adjusted operating income of $40 million increased 27.7% from $31 million in the same prior-year period

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, and other information relevant to Omnicare's operations.

Special Items

The results for the fourth-quarters and full-years ended December 31, 2014 and 2013 include the impact of special items and cash EPS adjustments as follows:

	Three months ended December 31,				Year ended December 31,
	2014		2013		2014		2013
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$89.2M	$0.85	$14.6M	$0.13	$131.0M	$1.23	$204.6M	$1.87
Cash EPS Adj.	$20.7M	$0.20	$21.0M	$0.19	$80.2M	$0.75	$85.9M	$0.78

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

For the full-year 2015, Omnicare expects the following results from continuing operations:

	2014 Results	FY2015 Guidance	% Change
Revenue	$6.4B	$6.5B to $6.7B	2% to 5%
Adjusted cash earnings per diluted share (excluding special items)	$3.72	$4.08 to $4.16	10% to 12%
Cash flows from operations (2015 guidance excludes settlement payments)	$492M*	$525M to $625M	7% to 27%
*exclusive of discontinued operations and after settlement payments of $120 million

"Our double-digit EPS growth expectations are a reflection of the progress we have made as an organization,” said Mr. Sahney. "With strong underlying trends in our business, a methodical focus on operating efficiencies, and an opportunity to expand our reach by further penetrating new markets in the senior care continuum and by introducing new innovative solutions within our specialty care business, we believe we are well-positioned for growth in 2015."

Webcast Today

Omnicare will hold a conference call to discuss its fourth-quarter and full-year 2014 financial results today, February 25, 2015, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

Upcoming Investor Events

•	Cowen and Company 35th Annual Health Care Conference on Wednesday, March 4th at 8:00 a.m. ET in Boston, MA

•	Barclays Global Healthcare Conference on Wednesday, March 11th at 8:30 a.m. ET in Miami, FL

At these events, Omnicare executives will discuss the Company's recent financial performance and strategies for continued growth. Additional details and a link to the live webcast of each event will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Following the live presentations, archived versions of the webcasts will be available.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; changes in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability and willingness of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long-term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of the Company's business covered by specific contracts; the outcome of pending and future legal or contractual disputes; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; timing of conversions of convertible debt securities; access to adequate capital and financing on acceptable terms; changes in the Company’s credit ratings given by rating agencies; changes in tax laws and regulations; changes in accounting rules and standards; the impact of potential cybersecurity risks and/or incidents; costs to comply with the Company's Corporate Integrity Agreement; and unexpected costs or business interruptions from information technology projects. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income (Loss), GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$1,627,938	$1,536,169	$6,417,615	$6,013,398
Cost of sales	1,273,538	1,176,497	4,999,071	4,592,536
Gross profit	354,400	359,672	1,418,544	1,420,862
Selling, general and administrative expenses	174,884	190,904	724,700	756,180
Provision for doubtful accounts	21,898	24,448	84,460	99,561
Settlement, litigation and other related (credits) charges	15,351	(2,150)	42,818	167,465
Other charges	113,694	2,896	139,253	99,802
Operating income	28,573	143,574	427,313	297,854
Interest expense, net of investment income	(41,809)	(29,859)	(129,947)	(123,870)
(Loss) income from continuing operations before income taxes	(13,236)	113,715	297,366	173,984
Income tax provision	(4,487)	55,088	113,154	89,092
(Loss) income from continuing operations	(8,749)	58,627	184,212	84,892
Income (loss) from discontinued operations	2,700	(142,323)	(39,685)	(128,324)
Net (loss) income	(6,049)	(83,696)	144,527	(43,432)

Earnings (loss) per common share - Diluted:
Continuing Operations	$(0.09)	$0.54	$1.74	$0.78
Discontinued Operations	0.03	(1.31)	(0.37)	(1.17)
Net (loss) income	(0.06)	(0.77)	1.36	(0.39)

Weighted average number of common shares outstanding:
Diluted	97,538	108,980	106,228	109,449

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$153,799	$356,001
Accounts receivable, less allowances	578,761	695,684
Inventories	519,584	512,418
Deferred income tax benefits	59,200	135,094
Other current assets	287,560	265,536
Current assets of discontinued operations	—	49,995
Total current assets	1,598,904	2,014,728
Properties and equipment, at cost less accumulated depreciation	267,753	305,888
Goodwill	4,061,806	4,057,456
Identifiable intangible assets, less accumulated amortization	98,942	129,974
Other noncurrent assets	80,385	96,722
Noncurrent assets of discontinued operations	—	87,078
Total noncurrent assets	4,508,886	4,677,118
Total assets	$6,107,790	$6,691,846
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$219,358	$181,022
Accrued employee compensation	46,830	50,240
Current debt	446,717	527,204
Other current liabilities	154,726	355,845
Current liabilities of discontinued operations	—	18,846
Total current liabilities	867,631	1,133,157
Long-term debt, notes and convertible debentures	1,517,559	1,418,819
Deferred income tax liabilities	936,247	1,012,733
Other noncurrent liabilities	45,926	53,835
Noncurrent liabilities of discontinued operations	—	1,398
Total noncurrent liabilities	2,499,732	2,486,785
Total liabilities	3,367,363	3,619,942
Convertible debt	151,706	331,101
Stockholders' equity	2,588,721	2,740,803
Total liabilities and stockholders' equity	$6,107,790	$6,691,846

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

	December 31, 2014
	Three months ended	Year ended
Cash flows from operating activities:
Net (loss) income	$(6,049)	$144,527
(Income) loss from discontinued operations	(2,700)	39,685
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	15,026	58,036
Amortization	16,839	74,258
Asset impairment charges	60,211	60,211
Disposition of business, net	—	805
Loss on debt extinguishment	60,962	69,381
Deferred tax provision	(6,240)	92,700
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	42,837	58,685
Inventories	(24,808)	(7,001)
Current and noncurrent assets	10,736	(10,117)
Accounts payable	(6,110)	52,289
Accrued employee compensation	(8,801)	(2,412)
Gale/Silver settlement payments, net	—	(120,000)
Current and noncurrent liabilities	(14,730)	(19,320)
Net cash flows from operating activities of continuing operations	137,173	491,727
Net cash flows used in operating activities of discontinued operations	—	863
Net cash flows from operating activities	137,173	492,590
Cash flows from investing activities:
Acquisition of businesses, net of cash received	(1,613)	(1,613)
Divestiture of businesses, net	—	71,194
Capital expenditures	(14,660)	(82,531)
Marketable securities	25,395	25,377
Net cash flows used in investing activities of continuing operations	9,122	12,427
Net cash flows used in investing activities of discontinued operations	—	(863)
Net cash flows from investing activities	9,122	11,564
Cash flows from financing activities:
Payments on term loans	(5,000)	(20,938)
Proceeds from long-term borrowings and obligations	717,500	717,500
Payments on long-term borrowings and obligations	(890,724)	(1,067,707)
Fees paid for financing activities	(8,913)	(8,913)
Increase in cash overdraft balance	3,426	(16,360)
Payments for Omnicare common stock repurchases	(75,000)	(235,438)
Payments for stock awards and exercise of stock options, net of stock tendered in payment	(1,958)	(2,251)
Dividends paid	(21,879)	(80,298)
Other	3,109	8,049
Net cash flows used in financing activities of continuing operations	(279,439)	(706,356)
Net cash flows from financing activities of discontinued operations	—	—
Net cash flows used in financing activities	(279,439)	(706,356)
Net decrease in cash and cash equivalents	(133,144)	(202,202)
Less increase in cash and cash equivalents of discontinued operations	—	—
Decrease in cash and cash equivalents of continuing operations	(133,144)	(202,202)
Cash and cash equivalents at beginning of year	$286,943	$356,001
Cash and cash equivalents at end of year	153,799	153,799

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Fiscal year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$(0.09)	$0.54	$1.74	$0.78
Amount related to adjusted diluted shares	0.01	—	—	—

Special items: (a)
Settlement, litigation and other related charges	0.09	0.08	0.22	1.11
Other charges	0.66	0.02	0.80	0.59
Amortization of discount on convertible notes	0.03	0.04	0.14	0.14
Debt redemption costs	0.07	—	0.07	0.03
Total special items	0.85	0.13	1.23	1.87
Cash EPS Adjustments	0.20	0.19	0.75	0.78
Adjusted cash earnings per diluted share from continuing operations	$0.96	$0.87	$3.72	$3.43

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$28,573	$143,574	427,313	$297,854
Depreciation and amortization	31,865	33,433	132,294	132,960
Amortization of discount on convertible notes	(5,067)	(6,093)	(23,551)	(24,567)
EBITDA from continuing operations	55,371	170,914	536,056	406,247
Special items (a)	129,045	746	182,071	267,267
Adjusted EBITDA from continuing operations	184,416	171,660	718,127	673,514

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	55,371	170,914	536,056	406,247
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(36,742)	(23,766)	(106,396)	(99,303)
Income tax provision	4,487	(55,088)	(113,154)	(89,092)
Gale/Silver settlement payments, net	—	—	(120,000)	—
Asset impairment charge	60,211	—	60,211	—
Loss on disposition	—	3,183	805	39,245
Loss on debt extinguishment - net	60,962	628	69,381	56,280
Deferred tax provision	(6,240)	(255)	92,700	61,932
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	(876)	(72,088)	72,124	104,205
Net cash flows from operating activities of continuing operations	$137,173	$23,528	$491,727	$479,514

Adjusted cash flows from from continuing operations:
Cash flows from continuing operations			$491,727	$479,514
Settlement payments			120,000	20,000
Adjusted cash flows from continuing operations			$611,727	$499,514

Segment reconciliations - Long-Term Care Group ("LTC")
Adjusted operating income - LTC:
Operating income from continuing operations	$71,684	$160,693	$516,086	$420,646
Special items (a)	79,615	(265)	116,066	213,415
Adjusted operating income from continuing operations - LTC	$151,299	$160,428	$632,152	$634,061

Segment reconciliations - Specialty Care Group ("SCG")
Adjusted operating income - SCG:
Operating income from continuing operations	$39,316	$31,238	$136,373	$113,243
Special items (a)	566	—	566	—
Adjusted operating income from continuing operations - SCG	$39,882	$31,238	$136,939	$113,243

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also include certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q4 2014		YTD 2014		Q4 2013		YTD 2013
	Pretax	After Tax (11)	Pretax	After Tax (11)	Pretax	After Tax (11)	Pretax	After Tax (11)
EBIT:
Settlement, litigation and other related (credits) charges (1)	$15,351	$9,219	$42,818	$23,559	$(2,150)	$8,596	$167,465	$121,756

Other charges
Acquisition and other related costs (2)	—	—	—	—	—	—	2,300	1,416
Disposition of businesses (3)	—	—	805	494	343	429	39,245	27,541
Separation costs (4)	4,053	2,551	20,975	12,933	1,924	1,194	6,760	4,156
Restructuring (5)	566	346	566	346	—	—	—	—
Loss on debt repurchase (6)	48,864	29,860	56,696	34,665	629	553	51,497	31,691
Impairment charge (7)	60,211	36,813	60,211	36,813	—	—	—	—
Subtotal - Other charges	113,694	69,570	139,253	85,251	2,896	2,176	99,802	64,804
Subtotal - EBIT special items	129,045	78,789	182,071	108,810	746	10,772	267,267	186,560

Interest expense:
Amortization of discount on convertible notes (8)	5,067	3,060	23,551	14,400	6,093	3,822	24,567	15,134
Debt redemption costs (6)	12,095	7,392	12,742	7,789	—	—	4,784	2,929
Subtotal - Interest expense special items	17,162	10,452	36,293	22,189	6,093	3,822	29,351	18,063
Subtotal - Special Items	146,207	89,241	218,364	130,999	6,839	14,594	296,618	204,623

Cash EPS Items:
Amortization of intangibles	7,700	4,459	31,249	18,906	7,933	4,969	32,987	20,293
Goodwill amortization tax deduction (9)		7,832		28,938	—	8,492	—	36,529
Convertible debt tax deduction (10)		8,398		32,319	—	7,557	—	29,038
Subtotal - Cash EPS items	7,700	20,689	31,249	80,163	7,933	21,018	32,987	85,860

Grand Total - Special items	$153,907	$109,930	$249,613	$211,162	$14,772	$35,612	$329,605	$290,483

(1)
Operating income includes settlement, litigation and other related (credits) charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent overpayments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

The year ended December 31, 2013 include a settlement charge of $120 million, plus attorneys' fees related to an agreement in principle for a voluntary civil settlement dismissing a qui tam civil suit filed in 2010.

(2)	Operating income (loss) includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)	In 2013, the Company completed the disposition of certain assets, primarily in its medical supply services business, which was not considered significant to the operations of Omnicare.

(4)	Operating income includes separation related costs and accelerated stock-based compensation for certain former employees.

(5)	Operating income includes restructuring and other related charges primarily related to lease termination costs.

(6)	Operating income and interest expense includes charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(7)	In the quarter ended December 31, 2014, a loss was recorded related to the abandonment of the implementation of new pharmacy dispensing systems.

(8)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(9)	The tax benefit of being able to deduct goodwill amortization.

(10)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(11)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

Discontinued Operations:
During the fourth quarter of 2013, the Company's end-of-life hospice pharmacy business ("Hospice") as well as certain retail operations ("Retail") qualified for discontinued operations treatment. Each of these businesses was disposed of in 2014. As such, the results of continuing operations for all periods presented have been revised to reflect the results of Hospice and Retail as discontinued operations, including certain expenses of the Company related to the classification as discontinued operations.